UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Agreement

On July 26, 2022, Kisses from Italy, Inc., a Florida corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“Lender”), pursuant to which the Company issued to the Lender a promissory note in the principal amount $70,000.00 (the “Note”).

The Note bears interest at a rate of 9% per annum and is due and payable no later than July 26, 2023. Upon default of the Note, the interest increases to 22%.

The Company has the right to prepay the Note in full at any time upon three trading days’ prior written notice, subject to a prepayment penalty if the Note is prepaid on or before January 22, 2023 (180 days from the date of the Note). The prepayment penalty is equal to 20% of the outstanding principal and interest balance of the Note for prepayments made on or before September 24, 2022 (60 days following the date of the Note), 25% of the outstanding principal and interest balance of the Note for prepayments made between September 25, 2022 and November 23, 2022 (61-120 days following the date of the Note), and 29% of the outstanding principal and interest balance of the Note for prepayments made between September 26, 2022 and January 22, 2023 (121-180 days from the date of the Note).

The Note is convertible at the option of Lender at any time after January 22, 2023 (180 days from the date of the Note) at a variable conversion price equal to 65% of the lowest closing bid price of the Company’s common stock on the OTCQB market or other applicable exchange during the ten trading days preceding the conversion date (the “Conversion Price”), representing a 35% discount to market value.

The Company’s sales of shares of common stock to Lender under the agreements are limited to no more than the number of shares that would result in the beneficial ownership by Lender and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock. For as long as the Note is outstanding, the Company must have authorized and reserved, free of preemptive rights, six times the number of shares that would be issuable upon full conversion of the Note (initially 25,846,153 shares), subject to the 4.99% beneficial ownership limitation.

The Company and Lender made certain representations and warranties to each other that are customary for transactions similar to this one, subject to specified exceptions and qualifications.

The foregoing descriptions of the Purchase Agreement and the Note are qualified in their entirety by reference to the full text of the Purchase Agreement and the Note, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, each of which is incorporated herein in its entirety by reference.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

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Item 3.02. Unregistered Sales of Equity Securities.

The issuance and sale of the Note and the shares of the Company’s common stock issuable thereunder by the Company to Lender were made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of Lender to the Company that, among others, it is an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the Note and the shares issuable thereunder for its own account and without a view to distribute them.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibits Number	Description

4.1	$70,000 Convertible Promissory Note, dated July 26, 2022
10.1	Securities Purchase Agreement, dated July 26, 2022, by and between Kisses from Italy, Inc. and 1800 Diagonal Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2022

	By:	/s/ Claudio Ferri
	Name:	Claudio Ferri
	Title:	Co- Chief Executive Officer

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